    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1996


                                                      REGISTRATION NO. 333-09613
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-1

                                AMENDMENT NO. 2

                                       TO
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                              FAXSAV INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                          4822                  11-3025769
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of
Incorporation or Organization)       Classification Code)        Identification
                                                                    Number)

                 399 THORNALL STREET, EDISON, NEW JERSEY 08837
                                 (908) 906-2000
    (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                           --------------------------

                               THOMAS F. MURAWSKI
                     President and Chief Executive Officer
                              FaxSav Incorporated
                              399 Thornall Street
                            Edison, New Jersey 08837
                                 (908) 906-2000
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                           --------------------------

                                   COPIES TO:

      Richard R. Plumridge, Esq.                Gordon H. Hayes, Jr., Esq.
        Michael A. Conza, Esq.               Testa, Hurwitz & Thibeault, LLP
   Brobeck, Phleger & Harrison LLP          High Street Tower, 125 High Street
     1301 Avenue of the Americas               Boston, Massachusetts 02110
       New York, New York 10019                       (617) 248-7575
            (212) 581-1600

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

                                                                                   AMOUNT TO
                                                                                    BE PAID
                                                                                  ------------
SEC registration fee............................................................  $     10,469
NASD filing fee.................................................................         3,536
Nasdaq National Market listing fee..............................................        43,423
Printing and engraving..........................................................       125,000
Legal fees and expenses.........................................................       275,000
Accounting fees and expenses....................................................       200,000
Blue sky fees and expenses......................................................        15,000
Directors and officers liability insurance......................................       300,000
Transfer agent fees.............................................................         1,000
Miscellaneous...................................................................        26,572
                                                                                  ------------
    Total.......................................................................  $  1,000,000
                                                                                  ------------
                                                                                  ------------

---------
*   To be supplied by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article IX of the Registrant's Sixth Amended and Restated Certificate of Incorporation provides for indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Reference is also made to Section 10 of the Underwriting Agreement contained in
Exhibit 1.1 hereto, which sets forth certain indemnification provisions. The Registrant plans to obtain liability insurance for its officers and directors.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    The Registrant has sold and issued the following securities during the past three years:

    In October 1993, the Registrant issued warrants to purchase 87,570 shares of Series D Preferred Stock at an exercise price of $0.1733 per share to an equipment lessor.

    In October and November 1993, warrants expiring ten years from the date of grant were issued to certain existing preferred stockholders to acquire 321,086 shares of Series C Preferred Stock with an exercise price of $0.60 per share.

    In January 1994, the Registrant issued 19,191,550 shares of Series D Preferred Stock to 45 investors at a price of $0.1733 per share.

    In May 1994, the Registrant issued warrants to purchase 89,000 shares of Common Stock (before giving effect to the one-for-nine reverse stock split to be effected prior to the closing of this offering) at an exercise price of $0.20 to an equipment lessor.

    In November 1994, the Registrant issued 7,241,343 shares of Series D Preferred Stock to 47 investors at a price of $0.1733 per share.

    In January 1995, the Registrant issued 19,090,900 shares of Series E Preferred Stock to 45 investors at a price of $0.22 per share.

    In July 1995, the Company granted warrants to purchase 176,667 shares of Common Stock (before giving effect to the one-for-nine reverse stock split to be effected prior to the closing of this offering), exercisable for five years from the date of grant at a price of $0.22 per share, to a bank in connection with the issuance of a working capital line of credit.

    In February and March 1996, the Registrant issued 19,999,988 shares of Series F Preferred Stock to 68 investors at a price of $0.40 per share.

    In August 1996, the Company issued an aggregate of 13,431 shares of Series C Preferred Stock to six investors upon exercise of Series C Preferred Stock warrants at an exercise price of $0.60 per share.

    The Registrant from time to time has granted stock options to purchase shares of Common Stock to employees, directors and consultants. The following table sets forth certain information regarding such grants:

                                                                                         RANGE OF
                                                                           NO. OF        EXERCISE
                                                                           SHARES         PRICES
                                                                        ------------  --------------
1993 (from June 30, 1993).............................................      142,555       $0.90
1994..................................................................      208,444        0.90
1995..................................................................      610,790    0.225 - 0.90
1996 (through August 31, 1996)........................................      222,889    0.90 - 3.60

    The Registrant from time to time has issued Common Stock to employees, directors and consultants who have exercised their stock options. The following table sets forth certain information regarding such issuances

                                                                                         RANGE OF
                                                                           NO. OF        EXERCISE
                                                                           SHARES         PRICES
                                                                        ------------  --------------
1993 (from June 30, 1993).............................................           48       $0.90
1994..................................................................        2,978        0.90
1995..................................................................       --             --
1996 (through August 31, 1996)........................................       51,156    0.225 - 0.90

    The above securities were offered and sold by the Registrant in reliance upon an exemption from registration under either (i) Section 4(2) of the Securities Act as transactions not involving any public offering or (ii) Rule 701 under the Securities Act. No underwriters were involved in connection with the sales of securities referred to in this Item 15.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits


 NUMBER                                                DESCRIPTION
---------  ----------------------------------------------------------------------------------------------------
   1.1     Form of Underwriting Agreement.
   3.1**   Fifth Amended and Restated Certificate of Incorporation of the Registrant.
   3.2**   Form of Amendment to Fifth Amended and Restated Certificate of Incorporation of the Registrant to be
             filed prior to the consummation of the public offering.
   3.3**   Form of Sixth Amended and Restated Certificate of Incorporation of the Registrant to be filed upon the consummation of the public offering.
   3.4**   By-laws of the Registrant.
   3.5**   Form of Amendment to By-laws of the Registrant to be in effect upon the consummation of the public offering.
   4.1**   Specimen Common Stock Certificate.

 NUMBER                                                DESCRIPTION
---------  ----------------------------------------------------------------------------------------------------
   4.2     See Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5 for provisions of the Certificate of Incorporation and
             Bylaws of the Registrant defining rights of holders of Common Stock of the Registrant.
   5.1     Opinion of Brobeck, Phleger & Harrison LLP.
  10.1**   Fifth Amended and Restated Investor Rights Agreement.
  10.2**   Amendment and waiver to Fifth Amended and Restated Investor Rights Agreement.
  10.3**   1990 Stock Option Plan.
  10.4**   1996 Stock Option/Stock Issuance Plan.
  10.5**   Form of Officer Severance Agreement.
  10.6**   Form of Director Severance Agreement.
  10.7**   Telstra Severance Agreement.
  10.8+**  Telecommunications Services Agreement, between Wiltel, Inc. and the Registrant, dated April 4, 1994.
  10.9+**  Agreement between MCI Telecommunications Corporation and the Registrant, effective March 1, 1996.
  10.10**  Lease Agreement, dated May 28, 1992, between Metro Four Associates Limited Partnership, Thornall
             Associates and the Registrant, as extended and amended to date.
  10.11**  Credit Agreement, dated July 7, 1995, between the Company and Silicon Valley Bank, as amended to date.
  10.12**  Letter Agreement, dated November 1, 1994 between Telstra Incorporated and the Registrant.
  10.13**  Form of Series C Warrant.
  10.14**  Series B Preferred Stock Warrant between the Registrant and Comdisco, Inc., dated May 30, 1991.
  10.15**  Series B Preferred Stock Warrant between the Registrant and Comdisco, Inc., dated September 16,
             1992.
  10.16**  Series D Preferred Stock Warrant between the Registrant and Comdisco, Inc., dated October 28, 1993.
  10.17**  Common Stock Warrant between LTI Ventures Leasing Corp., dated February 15, 1993.
  10.18**  Common Stock Warrant between LTI Ventures Leasing Corp., dated May 5, 1994.
  10.19**  Common Stock Warrant between Silicon Valley Bancshares, dated April 6, 1992.
  10.20**  Common Stock Warrant between Silicon Valley Bancshares, dated July 7, 1995.
  11.1**   Statement re Computation of Per Share Earnings.
  23.1     Consent of Coopers & Lybrand L.L.P.
  23.3     Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1).
  24.**    Power of Attorney.
  27.**    Financial Data Schedule.


---------

** Previously filed.



+ Confidential treatment granted


    (b) Financial Statement Schedule

        Schedule II--Valuation of Qualifying Accounts

        Report of Independent Accountants

    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in Financial Statements or notes thereto.

ITEM 17.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Registrant, the Underwriting Agreement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes:

    (1)  That  for purposes  of  determining any  liability  under the  Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424 (b) (1) or (4), or 497
(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) That for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The City of Edison, State of New Jersey, on this 8th day of October, 1996.


                                          FAXSAV INCORPORATED

                                          By:        /s/ PETER S. MACALUSO

                                             -----------------------------------
                                                      Peter S. Macaluso
                                             VICE PRESIDENT AND CHIEF FINANCIAL
                                                           OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on October 8, 1996:


                      SIGNATURE                                                TITLE(S)
------------------------------------------------------  ------------------------------------------------------

By:                   *
---------------------------------------                 Chief Executive Officer, President and Chairman of the
                  Thomas F. Murawski                      Board (Principal Executive Officer and Director)

By:         /s/ PETER S. MACALUS                        Vice President and Chief Financial Officer (Principal
---------------------------------------                   Financial Officer and Principal Accounting Officer)
                  Peter S. Macaluso

By:                   *
---------------------------------------                 Director
                  Jeffrey M. Drazan

By:                   *
---------------------------------------                 Director
                   Peter A. Howley

By:                   *
---------------------------------------                 Director
                   Gregory Dunfield

By:                   *
---------------------------------------                 Director
                    Robert Labant

*By:         /s/ PETER S. MACALUSO
--------------------------------------
                  Peter S. Macaluso
                   ATTORNEY-IN-FACT

                              FAXSAV INCORPORATED
                             SUPPLEMENTAL SCHEDULE
                       VALUATION AND QUALIFYING ACCOUNTS

                                                                ADDITIONS
                                                        -------------------------
                                           BALANCE AT   CHARGES TO    CHARGES TO                 BALANCE AT
                                           BEGINNING     COST AND       OTHER                      END OF
                                           OF PERIOD     EXPENSES      ACCOUNTS    DEDUCTIONS      PERIOD
                                          ------------  -----------  ------------  -----------  ------------
YEAR ENDED DECEMBER 31, 1993
Provisions for bad debts................  $     18,948   $  32,524   $     37,542(a)  $  37,542(b) $     51,472
Provision for FAXSAV CONNECTORS.........            --          --             --          --             --
Accrual for legal defense...............            --          --             --          --             --
Deferred tax asset valuation
  allowance.............................     1,039,269          --      1,335,396          --      2,374,665
                                          ------------  -----------  ------------  -----------  ------------
                                          $  1,058,217   $  32,524   $  1,372,938   $  37,542   $  2,426,137
                                          ------------  -----------  ------------  -----------  ------------
                                          ------------  -----------  ------------  -----------  ------------
YEAR ENDED DECEMBER 31, 1994
Provisions for bad debts................  $     51,472   $  38,721   $     45,252(a)  $  45,252(b) $     90,193
Provision for FAXSAV CONNECTORS.........            --      61,559             --          --         61,559
Accrual for legal defense...............            --          --             --          --             --
Deferred tax asset valuation
  allowance.............................     2,374,665          --      1,659,234          --      4,033,899
                                          ------------  -----------  ------------  -----------  ------------
                                          $  2,426,137   $ 100,280   $  1,704,486   $  45,252   $  4,185,651
                                          ------------  -----------  ------------  -----------  ------------
                                          ------------  -----------  ------------  -----------  ------------
YEAR ENDED DECEMBER 31, 1995
Provisions for bad debts................  $     90,193   $ 194,720   $     20,397(a)  $ 130,573(b) $    174,737
Provision for FAXSAV CONNECTORS.........        61,559     230,416             --          --        291,975
Accrual for legal defense...............            --     400,000             --       5,000        395,000
Deferred tax asset valuation
  allowance.............................     4,033,899          --      1,628,194          --      5,662,093
                                          ------------  -----------  ------------  -----------  ------------
                                          $  4,185,651   $ 825,136   $  1,648,591   $ 135,573   $  6,523,805
                                          ------------  -----------  ------------  -----------  ------------
                                          ------------  -----------  ------------  -----------  ------------

---------
(a) Accounts receivable recoveries

(b) Write-offs

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders and
Board of Directors of FaxSav Incorporated:

    In connection with our audits of the financial statements of FaxSav Incorporated (formerly Digitran Corporation) as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which are included in this Registration Statement, we have also audited the related financial statement schedule listed under Item 16(b) of this Registration Statement.

    In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


                                                        COOPERS & LYBRAND L.L.P.


Parsippany, New Jersey
March 29, 1996

                                 EXHIBIT INDEX



 NUMBER                                             DESCRIPTION                                              PAGE
---------  ---------------------------------------------------------------------------------------------  -----------
   1.1     Form of Underwriting Agreement.
   3.1**   Fifth Amended and Restated Certificate of Incorporation of the Registrant.
   3.2**   Form of Amendment to Fifth Amended and Restated Certificate of Incorporation of the
             Registrant to be filed prior to the consummation of the public offering.
   3.3**   Form of Sixth Amended and Restated Certificate of Incorporation of the Registrant to be filed upon the consummation of the public offering.
   3.4**   By-laws of the Registrant.
   3.5**   Form of Amendment to By-laws of the Registrant to be in effect upon the consummation of the public offering.
   4.1**   Specimen Common Stock Certificate.
   4.2     See Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5 for provisions of the Certificate of Incorporation and Bylaws of the Registrant defining rights of holders of Common Stock of the Registrant.
   5.1     Opinion of Brobeck, Phleger & Harrison LLP.
  10.1**   Fifth Amended and Restated Investor Rights Agreement.
  10.2**   Amendment and waiver to Fifth Amended and Restated Investor Rights Agreement.
  10.3**   1990 Stock Option Plan.
  10.4**   1996 Stock Option/Stock Issuance Plan.
  10.5**   Form of Officer Severance Agreement.
  10.6**   Form of Director Severance Agreement.
  10.7**   Telstra Severance Agreement.
  10.8+**  Telecommunications Services Agreement, between Wiltel, Inc. and the Registrant, dated April
             4, 1994.
  10.9+**  Agreement between MCI Telecommunications Corporation and the Registrant, effective March 1,
             1996.
  10.10**  Lease Agreement, dated May 28, 1992, between Metro Four Associates Limited Partnership,
             Thornall Associates and the Registrant, as extended and amended to date.
  10.11**  Credit Agreement, dated July 7, 1995, between the Company and Silicon Valley Bank, as amended to date.
  10.12**  Letter Agreement, dated November 1, 1994 between Telstra Incorporated and the Registrant.
  10.13**  Form of Series C Warrant.
  10.14**  Series B Preferred Stock Warrant between the Registrant and Comdisco, Inc., dated May 30,
             1991.
  10.15**  Series B Preferred Stock Warrant between the Registrant and Comdisco, Inc., dated September
             16, 1992.
  10.16**  Series D Preferred Stock Warrant between the Registrant and Comdisco, Inc., dated October 28,
             1993.
  10.17**  Common Stock Warrant between LTI Ventures Leasing Corp., dated February 15, 1993.
  10.18**  Common Stock Warrant between LTI Ventures Leasing Corp., dated May 5, 1994.
  10.19**  Common Stock Warrant between Silicon Valley Bancshares, dated April 6, 1992.
  10.20**  Common Stock Warrant between Silicon Valley Bancshares, dated July 7, 1995.
  11.1**   Statement re Computation of Per Share Earnings.
  23.1     Consent of Coopers & Lybrand L.L.P.
  23.3     Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1).
  24.**    Power of Attorney.
  27.**    Financial Data Schedule.


------------------------

** Previously filed.



+ Confidential treatment granted